February 2013 April 2, 2013 American Realty Capital Properties Acquisition of Cole Credit Property Trust III Strength for Strength Merger

2 Additional Information about the Proposed Transaction and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to a business combination transaction with Cole Credit Property Trust III, Inc. (“CCPT III”) proposed by American Realty Capital Properties, Inc. (“ARCP”), which may become the subject of a registration statement filed with the Securities and Exchange Commission (the “SEC”). This material is not a substitute for the proxy statement/prospectus ARCP would file with the SEC regarding the proposed transaction if such a negotiated transaction with CCPT III is reached or for any other document which ARCP may file with the SEC and send to ARCP’s or CCPT III’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCP AND CCPT III ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the ARCP Investor Relations Department, 405 Park Avenue, New York, New York 10022. Copies of such documents filed by ARCP with the SEC also will be available free of charge on ARCP’s website at www.arcpreit.com. ARCP, AR Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from ARCP’s and CCPT III’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by ARCP’s current reports on Form 8 - K filed with the SEC on October 17, 2012 and March 6, 2013. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. All information in this communication concerning CCPT III, including its business, operations and financial results was obtained from public sources. While ARCP has no knowledge that any such information is inaccurate or incomplete, ARCP has not had the opportunity to verify any of that information.

3 Forward - Looking Statements Information set forth in this communication (including information included or incorporated by reference herein) contains “forward - looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934), which reflect ARCP’s expectations regarding future events. The forward - looking statements involve a number of risks, uncertainties and other factors, many of which are outside ARCP’s control, that could cause actual results to differ materially from those contained in the forward - looking statements. Such risks and uncertainties relating to the proposed transaction include, but are not limited to, CCPT III’s failure to accept ARCP’s proposal and enter into definitive agreements to effect the transaction, whether and when the proposed transaction will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts. The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward - looking statements: the ability to obtain regulatory and stockholder approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; ARCP’s ability to achieve the cost - savings and synergies contemplated by the proposed transaction within the expected time frame; ARCP’s ability to promptly and effectively integrate the businesses of CCPT III and ARCP; disruption from the proposed transaction making it more difficult to maintain relationships with tenants; the business plans of the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in ARCP’s filings with the SEC from time to time. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ARCP Restructures Offer to Increase Cash Consideration to Accommodate CCPT III Stockholder Needs. 4 • ARCP increases the cash component to a maximum of 60% of the outstanding shares of CCPT III post - internalization. • $13.59 (floor/no cap) in ARCP common stock for each CCPT III share post - internalization • $12.50 per share in cash (up to 60%) • This will result in ARCP stockholders owning approximately 60% of the combined company at maximum cash. • Lack of meaningful engagement , despite promising shareholders otherwise , suggests CCPT III board is more interested in insider dealings than protecting shareholder rights. This Matter Should be Put to a Stockholder Vote.

Disadvantages of the Cole Holdings Internalization to CCPT III Stockholders. 5 • Lack of Transparency: The internalization of Cole Holdings lacks any transparency related to the relative valuation of CCPT III or Cole Holdings in determining the consideration paid. Such lack of transparency is highlighted by the failure to disclose to CCPT III’s stockholders or the public financial analyses undertaken by your advisors, Goldman Sachs and Lazard, or fairness opinions in connection with such analyses. • Change in CCPT III’s Business Model: The internalization of Cole Holdings asset management business and wholesale broker dealer represents a fundamental change in CCPT III’s business model from what was clearly and unequivocally described to investors in CCPT III’s offering prospectus. CCPT III’s stockholders should not be denied the opportunity to vote whether to accept the fundamental changes in CCPT III’s business model and assume the investments risks inherent therein . • No Voice or Choice for CCPT III’s Stockholders: Because the CCPT III board has elected to deny stockholders a choice or the opportunity to vote on the internalization, those stockholders opposed to the internalization, the assumption of liabilities related thereto, and the payment to an affiliate of $ 165 million internalization fee to Cole Holdings’ management, have no voice or choice in the matter. Furthermore, since CCPT III is not currently listed on a national stock exchange, these stockholders are forced to hold on to their shares and wait for the proposed listing , the timing and value of which are highly uncertain.

ARCP’s Further Revised Offer to Acquire CCPT III is Bona Fide and in the Best Interest of CCPT III Stockholders. 6 • CCPT III stockholders will continue to receive $12.50 per share in cash (up to 60%) or at least $13.59 per share of value. • CCPT III stockholders will continue to receive an equivalent annual dividend of 74.4 cents per share, a 15% increase over their current dividend. • CCPT III stockholders will not be “locked up.” • CCPT III stockholders will benefit from greater value creation potential. • CCPT III stockholders will benefit from a best in class real estate portfolio. • CCPT III stockholders will be led by experienced management team. • CCPT III stockholders will benefit from lower overhead structure and higher operating synergies.

AFFO Multiples 2013E AFFO / Share 16.1x 17.1x (2) 18.1x 19.1x Listing Value on CCPT III Standalone (1) $0.80 $12.80 $13.60 $14.39 $15.19 Implied ARCP Price for Proposed Merger $1.04 $16.74 $17.78 $18.82 $19.86 Implied Value to CCPT III Stockholder (3) $13.39 $14.23 $15.06 $15.89 Increased Value to CCPT III Stockholders from ARCP Proposal $0.59 $0.63 $0.67 $0.80 Our Proposal Provides Greater and More Certain Value. 7 • Our proposal creates more shareholder value than Cole’s proposed standalone listing, even without incorporating the risk of an anticipated listing discount (10 - 20%) (1) Includes internalized Cole Holdings. (2) Peer average AFFO multiple of 17.1x is derived from the following: O: 19.2x, NNN: 18.2x, WPC: 17.8x and SRC: 13.2x. (3) Fixed exchange ratio of 0.80x. Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10 - Q for the period ended 9/30 /12, its Current Report on Form 8 - K filed 3/6/13 and 3/25/2013, as well as estimated data . ARCP’s Proposal exceeds the potential value from a CCPT III standalone listing. The value of ARCP’s Proposal is well within the valuation range referenced in CCPT III’s March 25 th presentation. ARCP’s Proposal is Superior to CCPT III’s Standalone Offer.

Implied Share Price of $17.78 assuming ARCP Post Merger Trades to its Peer Group Average.

	ARCP Post Merger[3]	O	SRC	WPC	NNN	Peer Group Avg.
# of Properties	1,706	3,528	2,012	423	1,622	1,896
Wtd Avg Lease Term (yrs.)	12.4	11.2	10.6	8.9	12.0	10.7
Occupancy	99.3%	97.6%	98.8%	98.7%	97.9%	98.3%
Square Footage (mm)	59.5	53.4	54.3	38.5	19.2	41.4
% Investment Grade[1]	60%	34%	19%	34%	6%	23%
Dividend Yield	5.2%	4.9%	6.4%	4.8%	4.5%	5.2%
Price/AFFO	17.1x[4]	19.2x	13.2x	17.8x	18.2x	17.1x
Equity Market Cap (mm)	$8,964	$8,777	$3,810	$4,688	$4,054	$5,332
Enterprise Value (mm)	$14,978	$12,270	$7,300	$6,974	$5,919	$8,116
Implied/Share Price[2]	$17.78	$44.74	$19.60	$68.45	$35.00	

- The ARCP proposal implies a minimum equity value for CCPT III of $6.7 billion.

Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13 and 3/25/2013, as well as estimated data. Peer data based on public filings, investor presentations and SNL Financial.

(1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of this presentation, we have attributed the ratings of the affiliated parent company.
(2) As of market close on 3/15/2013, except for ARCP Post Merger.
(3) Implied metrics upon the close of the proposed transaction.
(4) Based on peer group average.

American Realty Capital Properties

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ARCP is One of the Lowest Leveraged Net Leased REITs. 9 • ARCP is using its low leveraged balance sheet to fund the cash portion of the merger. Leverage Statistics 8.8x 6.5x 5.4x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x Net Debt / EBITDA ARCP Standalone ARCP Pro forma for CCPT III Acquisition CCPT III Leveraged for Acquisitions & Tender • Strength for strength merger combined leveraged is in line with peer group at 6.0x to 7.0x. • ARCP pro forma leverage is significantly below CCPT III stand alone leverage.

10 ARCP’s Proposal is Beneficial to All CCPT III Stockholders. 81.4% 100.0% 86.5% 70.0% 75.0% 80.0% 85.0% 90.0% 95.0% 100.0% Cole III ARCP Combined Company Single Tenant Properties 18.6% 0% 13.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Cole III ARCP Combined Company Multi - Tenant Properties 42% 79% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Cole III ARCP Combined Company Investment Grade

Top 10 Tenant Concentration will become 32.9%; Portfolio Diversification will be Increased to over 400 Tenants. Top 10 Tenants Will be 74 % Investment Grade. (1) Tenant % of Purchase Price Tenant % of Purchase Price Tenant % of Purchase Price 11.1% 6.9% 7.3% 11.0% 5.0% 3.9% 9.7% 4.7% 3.7% 8.6% 3.5% 3.1% 7.4% 3.1% 2.9% 4.4% 3.0% 2.9% 3.1% 2.6% 2.6% 3.1% 2.5% 2.3% 2.7% 2.0% 2.3% 2.6% 2.0% 1.9% Total IG 63.6% 96% Total IG 35.3% 54% Total IG 32.9% 74% ARCP Top 10 Tenants CCPT III Top 10 Tenants Combined Top 10 Tenants 11 Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10 - Q for the period ended 9/30 /12, its Current Report on Form 8 - K filed 3/6/13 and 3/25/2013, as well as estimated data. (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of th is presentation, we have attributed the ratings of the affiliated parent company .

ARCP’s Seasoned Management Team Has a Proven Track Record of Providing Profitable Liquidity Events to its Stockholders. 12 ARCT Listing Results & Merger with Realty Income » $1.75 billion equity sold during ARCT’s non - traded offering » Listed March 1, 2012, on NASDAQ with a closing share price of $10.49 on volume of 4.4 million shares » Tender offer closed March 29, 2012: $ 220 million offered, $220 million accepted » Realty Income acquired ARCT in a $2.95 billion transaction on January 16, 2013, resulting in $13.01 per share to ARCT investo rs » Total value creation (1) of $798,133,204 » Implied value at Realty Income’s current trading price equals $13.50 per share HTA Listing Results » $2.0 billion equity sold during HTA’s non - traded offering » Listed June 6, 2012, on the NYSE with a closing share price of $9.92 on volume of 0.5 million shares » Tender offer closed on July 18, 2012: $150 million offered, $150 million accepted » Total value creation (1) of $984,415,065 » Shares currently trading at $11.62 ARCT III Merger with ARCP » $1.75 billion equity sold during ARCT III’s non - traded offering » Merger closed with a value of $2.2 billion on February 28, 2013 » Cash election option for up to 30% of outstanding ARCT III shares was accepted by just 16.5% of shareholders » Stock outperformed the REIT index significantly since announcement » Total value creation (1) of $816,336,115 » Shares trading up approximately 10% since close of the merger (1) Calculated by total investor profit after the return of gross equity, plus distributions paid.

ARCP Has Outperformed its Peers. 13 3/28/2012 6/27/2012 9/26/2012 12/26/2012 3/28/2013 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 0 5,000 10,000 15,000 12/17/12: Announced agreement to acquire ARCT III 2/28/13: Announced FY12 results, and completed acquisition of ARCT III Volume ARCP ARCP’s Share Price Performance $ 14.67 ___________________________ Sources: FactSet, Wall Street research. Market data as of 3/28/13. ARCP’s Indexed LTM Total Returns 75% 100% 125% 150% 3/28/2012 6/9/2012 8/21/2012 11/2/2012 1/14/2013 3/28/2013 Index ARCP O NNN ARCP’s Indexed LTM Price Performance 75% 100% 125% 150% 3/28/2012 6/9/2012 8/21/2012 11/2/2012 1/14/2013 3/28/2013 Index ARCP O NNN Trading / Liquidity Analysis Avg. Daily % of Shares % of Event Date VWAP Trading Vol. Outstanding Float IPO 9/7/2011 $13.82 414,673 0.3% 0.3% Last Twelve Months 3/28/2012 $13.86 636,392 0.4% 0.4% Close of ARCT III Acquisition 2/28/2013 $14.13 6,564,643 4.0% 4.3% ARCP: 41.1% O: 22.4% NNN: 39.8% ARCP: 31.1% O: 16.5% NNN: 32.7%

14 ARCP Post Merger will Increase its Dividend for the 7 th Consecutive Quarter. (1) Annualized Dividend (2) (1) Pending the close of the proposed transaction. (2) Dividends based on dividend rate at the end of each period . $0.875 $0.875 $0.880 $0.885 $0.890 $0.895 $0.900 $0.910 $0.930 $0.840 $0.850 $0.860 $0.870 $0.880 $0.890 $0.900 $0.910 $0.920 $0.930 $0.940 Q'3 2011 Q'4 2011 Q'1 2012 Q'2 2012 Q'3 2012 Q'4 2012 Q'1 2013 Q'2 2013 ARCP Post Merger Per Share

15 2.7% 2.4% 1.7% 1.4% 1.2% 1.2% 1.0% 1.0% 0.9% 0.9% 0.9% 0.8% 0.7% 0.6% 0.5% 0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% G&A as % of Gross Asset Value ARCP (3bp) ARCP’s G&A is less than half of REIT industry average and currently benefits from being externally managed. ARCP has Among the Lowest G&A Expenses of all its REIT Industry Peers. Source: SNL Financial Note: ARCP excludes professional fees and incremental corporate level G&A. (50bps)

Properties 2,012 1,706 Square Feet 54.3 59.5 Weighted Average Occupancy 98.8% 99.3% Investment Grade 19% 60% Weighted Average Lease Term 10.6 12.4 Top 10 Tenant Concentration 37% 33% Dividend $0.66 $0.74 Total Return (1) 24 - 42% 41 - 66% FFO Accretion Slightly Significantly (+10%) Internalization Fee No Yes ARCP’s Offer to CCPT III Shareholders is Compelling Relative to Spirit’s Offer to CCPT II Shareholders. Note: Spirit / CCPT II information based on 8 - K and press releases filed 1/22/2013. (1) Assumes $13.59 per share for CCPT III shareholders. + + Why has the Special Committee not responded to our proposal? 16

Cash Consideration to Stockholders No Yes Guaranteed “Floor” Price for Stockholders No Yes # of Months Acquirer has been Publicly Traded 4 19 # of Dividend Increases as a Publicly Traded Company 0 7 PF Equity Market Capitalization $3,703 $8,964 ARCP’s Offer to CCPT III Shareholders is Compelling Relative to Spirit’s Offer to CCPT II Shareholders. (continued) Note: Spirit / CCPT II information based on 8 - K and press releases filed 1/22/2013, as well as data filed in Form 10 - K + + Why has the Special Committee not responded to our proposal? 17

Christopher H. Cole, Founder and Executive Chairman of Cole, said, “The independent directors of the CCPT II Board, with the assistance of legal and financial advisors, thoroughly evaluated potential options to maximize value for our shareholders. We are confident that this transaction is in the best interest of all shareholders. As of the date of this announcement, it represents a positive cumulative total return on their investment and provides an opportunity for liquidity in what will be one of the largest publicly traded net lease REITs. Despite operating through a challenging time in the real estate cycle, we are pleased with the value this provides our investors. Our disciplined investment philosophy of acquiring high - quality, income producing properties, net - leased to long term creditworthy tenants, was the foundation that allowed the CCPT II portfolio of assets to deliver great results. With this transaction, Spirit Realty shareholders will own a best - in - class portfolio.” Press Release After Spirit Realty Capital and CCPT II Merger was Announced. CCPT III’s board of directors should be held to their fiduciary duty to represent their stockholders’ best interests, carefully weigh all options, and give stockholders a voice and a choice. 18